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                                  [LETTERHEAD]



                                                                       EXHIBIT 5

                                               December 22, 1994



PERSONAL AND CONFIDENTIAL

United Asset Management Corporation
One International Place
Boston, Massachusetts 02110

Gentlemen:

     We have acted as counsel for United Asset Management Corporation, a Delaware corporation (the "Company"), with respect to the issuance or proposed issuance of shares (the "Shares") of the Company's common stock, $.01 par value per share, in connection with the acquisition of certain assets and business of Provident Investment Counsel ("PIC") as more fully described in the acquisition agreement dated as of November 10, 1994 (the "Acquisition Agreement"), which also provides the method of calculating the final number of Shares that will be issued in connection with such transaction.

     We have assisted you in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") with respect to the offering of the Shares by the Selling Stockholders named therein.

     We have made such examination of law and have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records and such other documents as we have considered relevant and necessary for the opinions hereinafter set forth.

     Based on the foregoing, we express the following opinions:

     1. The issuance of the Shares has been duly authorized by all necessary corporate action of the Company.


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United Asset Management Corporation
December 22, 1994
Page 2


     2. The Shares, upon issuance and delivery against payment as provided in the Acquisition Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus forming a part of the Registration Statement.


                                   Very truly yours,

                                   HILL & BARLOW,
                                   a Professional Corporation

                                   /s/ Joseph R. Ramrath

                                   Joseph R. Ramrath,
                                   a Member of the Firm